EXHIBIT 99.1

To Form 8-K dated April 26, 2012

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6085

William R. Hahl

Executive Vice President/

Chief Financial Officer

(772) 221-2825

SEACOAST REPORTS $0.9 MILLION IN NET INCOME FOR THE QUARTER

Highlights for First Quarter 2012

•	Demand deposit balances increased 20.2%

•	Other real estate owned declined by 25.8%

•	Noninterest income (excluding securities gains) grew 17.3%

•	Company exits government TARP program

•	Risk-based capital ratio grew year over year to 18.6%

STUART, FL., April 26, 2012 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF), today reported first quarter 2012 net income of $938,000 compared to $358,000 for the same quarter last year. Net income available to common shareholders for the first quarter 2012 totaled $1,000, or $0.00 per diluted common share, compared with 2011 net loss of $579 thousand, or $0.01 per diluted common share. Fourth quarter 2011 net income available to common shareholders was $1.6 million, or $0.02 per diluted common share.

“We produced record growth in new households during the quarter and significant growth in consumer and business core deposit balances compared to the prior year. We are finding that our distinctive business model is increasingly effective in growing our customer franchise which is the key to achieving sustainable growth in shareholder value,” said Dennis S. Hudson, III, Chairman and Chief Executive Officer. “During the quarter we were also pleased to exit the government’s troubled asset relief program following the sale of our Class A Preferred Stock by the Treasury Department to new investors.”

Earnings for the quarter, while improved over the prior year, were below our expectations due to our decision to reduce a significant amount of our nonperforming assets. During the quarter we took advantage of market conditions to sell, at a faster pace than previously anticipated, a substantial portion of other real estate owned. The assets were primarily commercial properties which were sold for cash on a conventional basis closing this quarter and next quarter. We continue to believe reducing the level of problem assets as quickly as possible is an important factor in reducing overhead going forward. We will remain focused on expanding our customer franchise in response to the significant opportunities we see to capture market share in our markets. This is the key to revenue growth which when combined with reduced costs will drive earnings improvements.

Highlights for the quarter:

•	Other real estate owned fell to $15.5 million compared to $20.9 million last quarter and $24.1 million one year earlier. Approximately 40 percent of the remaining portfolio is under contract to be sold in the second quarter;

•	Nonperforming assets fell to 2.64% of total assets at March 31, 2012 compared to 4.34% last year, but was up from 2.31% last quarter;

•	Noninterest bearing demand deposits grew $66.2 million or 20.2 percent linked quarter and now total 22.7 percent of total deposits, compared with 19.3 percent one year earlier;

•	Commercial and retail banking added 3,065 new household relationships during the first quarter of 2012 compared to 2,696 for the fourth quarter 2011;

•	Retail and commercial deposit related fees grew 11.1 percent, compared with one year earlier, and included a 20.2 percent growth in check and debit card fees; and

•	Mortgage banking fees grew 57.7 percent compared with one year earlier.

A key objective of our strategic plan is to produce strong organic growth of our customer deposit franchise. During the quarter, our tactical initiatives produced significantly improved growth in customer relationship funding compared to the same quarter last year. Total core customer funding increased by 15.0 percent over the past twelve months.

	2012	2011
(Dollars in thousands)	First Quarter	First Quarter	Change
Customer Relationship Funding (Period End)
Demand deposits (noninterest bearing)	$394,532	$324,879	21.4%
NOW	436,712	396,369	10.2
Savings deposits	148,068	120,819	22.6
Money market accounts	330,409	310,942	6.3
Time certificates of deposit	427,738	533,201	(19.8)
Total Deposits	1,737,459	1,686,210	3.0
Sweep repurchase agreements	149,316	115,185	29.6

Total core customer funding (1)	1,459,037	1,268,194	15.0

(1)	Total deposits and sweep repurchase agreements, excluding certificates of deposits.

New household acquisition was particularly strong for the first quarter 2012. New personal retail checking relationships opened during the quarter rose 30.8 percent compared to the same quarter in 2011 and grew 9.8 percent compared with the fourth quarter of 2011.  Likewise, new commercial business checking deposit relationships opened increased by 22.9 percent compared with the same quarter one year ago.  Along with the new relationships, our programs have improved market share, increased average services per household and decreased customer attrition.

Total revenue was $25.0 million for the first quarter of 2012 compared with $20.7 million for the first quarter of 2011. The increase included a first quarter 2012 securities gain of $3.4 million, as well as higher fees primarily related to increased households and increased services per household, greater mortgage banking gains, marine finance fees, and interchange income.

Net interest income increased $186,000 to $16.6 million compared with the first quarter 2011 and resulted from loan growth and lower funding costs which was partially offset by a decline in the yield of investment securities portfolio and lower loan yields. These factors reduced the net interest margin by 9 basis points to 3.33 percent for the first quarter compared with 3.42 percent for the fourth quarter and 3.48 percent in the first quarter of 2011.

Over the past 12 months the net interest margin was aided by much lower nonperforming assets and lower costs for interest bearing liabilities, offset by lower asset yields caused by Federal Reserve actions to stimulate economic growth.  In addition the net interest margin continues to be negatively impacted by higher levels of overnight liquidity and short-term investments.  Interest bearing deposit costs decreased 11 basis points to 0.58 percent during the first quarter 2012, and the total cost of interest bearing liabilities decreased from 0.98 percent for the first quarter 2011 to 0.68 percent in the first quarter 2012.  The mix in deposits continues to improve, which strengthens the net interest margin, and is a result of our tactical activities designed to attract, onboard and retain new household relationships.  Noninterest bearing demand deposits increased to 22.7 percent of total deposits from 19.3 percent a year ago and total transaction accounts and customer sweep repurchase accounts now account for more than half of total customer relationship funding.

Nonperforming assets of $57.2 million at March 31, 2012 declined $33.1 million, or 36.6 percent, compared with the first quarter 2011. Accruing loans past due 90 days or more were $29,000 at March 31, 2012 and $0 at December 31, 2011. Net charge-offs declined to $3.4 million in the first quarter 2012 compared with $4.0 million in the last year’s first quarter. The allowance for loan losses was 2.01 percent of loans at March 31, 2012 compared to 2.12 at December 31, 2011. Nonperforming loans declined by $24.5 million during the last twelve months and totaled 3.43 percent of loans outstanding at quarter-end.  Early stage delinquencies (accruing loans 30-89 days past due) remain nominal at 0.6 percent of loans outstanding.

The provision for credit losses increased to $2.3 million for the first quarter compared with $640,000 in the first quarter 2011. While overall credit quality continues to improve, a specific allowance attributable to loans moving to foreclosure was increased. The provision for credit losses is expected to fall to a level more consistent with recent prior quarters going forward.

Noninterest income, excluding investment gains, was $4.9 million for the first quarter of 2012, up 17.3 percent compared with $4.2 million for the first quarter of 2011. Residential mortgage revenue increased $228,000 or 57.7 percent compared with the first quarter last year due to increased production and service release premiums. Interchange fees totaled $1.1 million for the first quarter 2012 and were up 20.2 percent compared with the first quarter 2011 primarily due to the increases in households.

Revenue growth improved throughout 2011 and into 2012 as a result of retail and small business deposit account growth, and improvements in loan production.

(Dollars in thousands)	Q-1 2012	Q-4 2011	Q-3 2011	Q-2 2011	Q-1 2011
Noninterest Income:

Service charges on deposit accounts	$1,461	$1,599	$1,675	$1,546	$1,442
Trust income	573	530	541	517	523
Mortgage banking fees	623	680	556	509	395
Brokerage commissions and fees	234	258	321	223	320
Marine finance fees	330	333	229	349	298
Interchange income	1,071	953	969	995	891
Other deposit based EFT fees	99	78	71	79	90
Other	546	452	344	329	250
	4,937	4,883	4,706	4,547	4,209
Securities gains	3,374	1,083	137	0	0
Total	$8,311	$5,966	$4,843	$4,547	$4,209

Loans grew to $1.216 billion at March 31, 2012, up 2.6 percent annualized from $1.208 billion at December 31, 2011. Commercial lending decreased $0.9 million during the first quarter but new client activity improved across diverse industries including medical and manufacturing. Consumer loans increased $9.6 million linked quarter mainly due to higher residential, auto and boat loans. Average loans of $1.214 billion in the first quarter grew $22.5 million, or 1.8 percent, compared with the first quarter a year ago. This is the third consecutive quarter of total loan growth as a result of improving loan production, stabilized credit quality and our tactical focus on growing market share in lower risk customer segments.

Deposits grew to $1.737 billion at March 31, 2012 compared with $1.719 billion at December 31, 2011 and $1.686 billion at March 31, 2011. Growth in transaction deposits in the first quarter 2012 of $33.3 million and savings and money market deposits of $25.7 million was partially offset by declines in retail certificates of deposit of $40.3 million. Average deposits were $1.699 billion for the first quarter 2012, an increase of $42.7 million from the first quarter of 2011.

Seacoast strengthened its regulatory capital ratios as profitability was restored throughout 2011 and 2012.  The estimated total risk-based capital ratio at quarter-end increased to 18.6 percent, up from 18.2 percent a year ago.  The estimated tangible common equity ratio was 5.6 percent at March 31, 2012 and will increase to an estimated 7.5 percent when the deferred tax asset valuation allowance is released.

Core operating expenses (total noninterest expenses less losses on other real estate owned and other asset disposition expenses) totaled $19.2 million for the quarter, up $793 thousand over the fourth quarter 2011. Contributing to the increase for the quarter were significant increases in employee benefits expense of $563 thousand and legal and professional fees of approximately $477 thousand. The increase in employee benefits expense was due to higher payroll taxes (typical for the first quarter), as well as higher health insurance and retirement costs. The increase in legal and professional fees included higher costs related to the disposition of problem assets and costs related to the preferred stock sale by the Treasury Department.

Core operating expense trends are presented in the table below:

(dollars in thousands)	Q-1 2012	Q-4 2011	Q-3 2011	Q-2 2011	Q-1 2011
Noninterest Expense:

Salaries and wages	$7,055	$7,301	$6,902	$6,534	$6,551
Employee benefits	2,010	1,447	1,391	1,437	1,600
Outsourced data processing costs	1,721	1,677	1,685	1,699	1,522
Telephone / data lines	289	285	286	319	289
Occupancy expense	1,882	1,795	1,967	1,919	1,946
Furniture and equipment expense	495	525	555	618	593
Marketing expense	926	947	551	667	752
Legal and professional fees	1,776	1,299	1,496	1,585	1,757
FDIC assessments	706	679	687	688	959
Amortization of intangibles	201	212	211	212	212
Other	2,163	2,264	1,947	1,812	1,951
Total Core Operating Expense	19,224	18,431	17,678	17,490	18,132

Net loss on OREO	1,959	1,254	906	441	449
Asset dispositions expense	527	275	479	1,142	1,086
Total	$21,710	$19,960	$19,063	$19,073	$19,667

The Company will host a conference call on Friday, April 27, 2012 at 9:00 a.m. (Eastern Time) to discuss its earnings results and business trends.  Investors may call in (toll-free) by dialing (888) 517-2464 (access code: 5785075; leader: Dennis S. Hudson).  Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net by selecting “Presentations” under the heading “Investor Services”.  A replay of the conference call will be available beginning the afternoon of April 27 by dialing (888) 843-7419 (domestic), using the passcode 5785075.

Alternatively, individuals may listen to the live webcast of the presentation by visiting the Company’s website at www.seacoastbanking.net.  The link to the live audio webcast is located in the subsection “Presentations” under the heading “Investor Services”.  Beginning the afternoon of April 27, 2012, an archived version of the webcast can be accessed from this same subsection of the website.  This webcast will be archived and available for one year.

Seacoast, with over $2.1 billion in assets, is one of the largest independent commercial banking organizations in Florida.  Seacoast has 39 offices in South and Central Florida and is headquartered on Florida’s Treasure Coast, which is one of the wealthiest areas in the nation.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2011 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

Three Months Ended	Three Months Ended
(Dollars in thousands,	March 31,
except share data)	2012	2011
Summary of Earnings
Net income	$938	$358
Net income (loss) available to common shareholders	1	(579)

Net interest income (1)	16,689	16,518

Performance Ratios
Return on average assets-GAAP basis (2), (3)	0.18%	0.07%
Return on average tangible assets (2), (3), (4)	0.20	0.10

Return on average shareholders' equity-GAAP basis (2), (3)	2.26	0.88

Net interest margin (1), (2)	3.33	3.48

Per Share Data
Net income (loss) diluted-GAAP basis	$0.00	$(0.01)
Net income (loss) basic-GAAP basis	0.00	(0.01)

Cash dividends declared	0.00	0.00

	March 31,		Increase/
	2012	2011	(Decrease)
Credit Analysis
Net charge-offs year-to-date	$3,415	$4,031	(15.3)%
Net charge-offs to average loans	1.13%	1.32%	(14.4)
Loan loss provision year-to-date	$2,305	$640	260.2
Allowance to loans at end of period	2.01%	2.80%	(28.2)

Nonperforming loans	$41,716	$66,233	(37.0)
Other real estate owned	15,530	24,111	(35.6)
Total non-performing assets	$57,246	$90,344	(36.6)

Restructured loans (accruing)	$57,665	$76,935	(25.0)

Nonperforming assets to loans and other real estate owned at end of period	4.65%	7.23%	(35.7)

Nonperforming assets to total assets	2.64%	4.34%	(39.2)

Selected Financial Data
Total assets	$2,169,073	$2,081,319	4.2
Securities available for sale (at fair value)	574,615	514,150	11.8
Securities held for investment (at amortized cost)	18,801	25,835	(27.2)
Net loans	1,191,937	1,191,030	0.1
Deposits	1,737,459	1,686,210	3.0
Total shareholders' equity	170,922	165,798	3.1
Common shareholders' equity	123,113	119,238	3.2
Book value per share common	1.30	1.28	1.6
Tangible book value per share	1.78	1.74	2.3
Tangible common book value per share (5)	1.28	1.24	3.2
Average shareholders' equity to average assets	7.85%	8.14%	(3.6)
Tangible common equity to tangible assets (5), (6)	5.58	5.60	(0.4)

Average Balances (Year-to-Date)
Total assets	$2,126,186	$2,030,045	4.7
Less: intangible assets	2,184	3,027	(27.8)
Total average tangible assets	$2,124,002	$2,027,018	4.8

Total equity	$166,874	$165,148	1.0
Less: intangible assets	2,184	3,027	(27.8)
Total average tangible equity	$164,690	$162,121	1.6

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).

(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	The Company defines tangible common equity as total shareholders equity less preferred stock and intangible assets.
(6)	The ratio of tangible common equity to tangible assets is a non-GAAP ratio used by the investment community to measure capital adequacy.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended
	March 31,
(Dollars in thousands, except per share data)	2012	2011

Interest on securities:
Taxable	$4,335	$3,676
Nontaxable	24	47
Interest and fees on loans	14,774	16,213
Interest on federal funds sold and other investments	217	233
Total Interest Income	19,350	20,169

Interest on deposits	449	592
Interest on time certificates	1,500	2,348
Interest on borrowed money	759	773
Total Interest Expense	2,708	3,713

Net Interest Income	16,642	16,456
Provision for loan losses	2,305	640
Net Interest Income After Provision for Loan Losses	14,337	15,816

Noninterest income:
Service charges on deposit accounts	1,461	1,442
Trust income	573	523
Mortgage banking fees	623	395
Brokerage commissions and fees	234	320
Marine finance fees	330	298
Interchange income	1,071	891
Other deposit based EFT fees	99	90
Other	546	250
	4,937	4,209
Securities gains, net	3,374	0
Total Noninterest Income	8,311	4,209

Noninterest expenses:
Salaries and wages	7,055	6,551
Employee benefits	2,010	1,600
Outsourced data processing costs	1,721	1,522
Telephone / data lines	289	289
Occupancy	1,882	1,946
Furniture and equipment	495	593
Marketing	926	752
Legal and professional fees	1,776	1,757
FDIC assessments	706	959
Amortization of intangibles	201	212
Asset dispositions expense	527	1,086
Net loss on other real estate owned and repossessed assets	1,959	449
Other	2,163	1,951
Total Noninterest Expenses	21,710	19,667

Income Before Income Taxes	938	358
Provision for income taxes	0	0

Net Income	938	358
Preferred stock dividends and accretion on preferred stock discount	937	937
Net Income (Loss) Available to Common Shareholders	$1	$(579)

Per share of common stock:

Net income (loss) diluted	$0.00	$(0.01)
Net income (loss) basic	0.00	(0.01)
Cash dividends declared	0.00	0.00

Average diluted shares outstanding	94,394,906	93,458,692
Average basic shares outstanding	93,618,129	93,458,692

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	March 31,
(Dollars in thousands, except share data)	2012	2011	2011

Assets
Cash and due from banks	$37,652	$41,136	$29,578
Interest bearing deposits with other banks	234,382	125,945	197,960
Total Cash and Cash Equivalents	272,034	167,081	227,538

Securities:
Available for sale (at fair value)	574,615	648,362	514,150
Held for investment (at amortized cost)	18,801	19,977	25,835
Total Securities	593,416	668,339	539,985

Loans available for sale	8,214	6,795	3,095

Loans, net of deferred costs	1,216,392	1,208,074	1,225,383
Less: Allowance for loan losses	(24,455)	(25,565)	(34,353)
Net Loans	1,191,937	1,182,509	1,191,030

Bank premises and equipment, net	34,151	34,227	35,568
Other real estate owned	15,530	20,946	24,111
Other intangible assets	2,088	2,289	2,925
Other assets	51,703	55,189	57,067
	$2,169,073	$2,137,375	$2,081,319

Liabilities and Shareholders' Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$394,532	$328,356	$324,879
NOW	436,712	469,631	396,369
Savings deposits	148,068	133,578	120,819
Money market accounts	330,409	319,152	310,942
Other time certificates	231,060	244,886	278,437
Brokered time certificates	7,113	4,558	7,371
Time certificates of $100,000 or more	189,565	218,580	247,393
Total Deposits	1,737,459	1,718,741	1,686,210

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	149,316	136,252	115,185
Borrowed funds	50,000	50,000	50,000
Subordinated debt	53,610	53,610	53,610
Other liabilities	7,766	8,695	10,516
	1,998,151	1,967,298	1,915,521

Shareholders' Equity
Preferred stock - Series A	47,809	47,497	46,560
Common stock	9,474	9,469	9,351
Additional paid in capital	222,295	222,048	221,688
Accumulated deficit	(114,151)	(114,152)	(112,650)
Treasury stock	(22)	(13)	(1)
	165,405	164,849	164,948
Accumulated other comprehensive gain, net	5,517	5,228	850
Total Shareholders' Equity	170,922	170,077	165,798
	$2,169,073	$2,137,375	$2,081,319

Common Shares Outstanding	94,717,432	94,686,801	93,514,212

Note: The balance sheet at December 31, 2011 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2012	2011			Last 12
(Dollars in thousands, except per share data)	First	Fourth	Third	Second	Months
Net income	$938	$2,548	$2,648	$1,113	$7,247

Operating Ratios
Return on average assets-GAAP basis (2),(3)	0.18%	0.48%	0.51%	0.21%	0.35
Return on average tangible assets (2),(3),(4)	0.20	0.51	0.54	0.24	0.36

Return on average shareholders' equity-GAAP basis (2),(3)	2.26	6.17	6.33	2.68	4.37

Net interest margin (1),(2)	3.33	3.42	3.44	3.36	3.39
Average equity to average assets	7.85	7.86	8.07	7.98	7.94

Credit Analysis
Net charge-offs	$3,415	$3,268	$2,830	$4,024	$13,537
Net charge-offs to average loans	1.13%	1.07%	0.94%	1.32%	1.12
Loan loss provision	$2,305	$432	$0	$902	$3,639
Allowance to loans at end of period	2.01%	2.12%	2.35%	2.63%

Restructured loans (accruing)	$57,665	$71,611	$72,751	$60,238

Nonperforming loans	$41,716	$28,526	$32,627	$46,165
Other real estate owned	15,530	20,946	23,702	25,877
Nonperforming assets	$57,246	$49,472	$56,329	$72,042
Nonperforming assets to loans and other real estate owned at end of period	4.65%	4.03%	4.57%	5.93%
Nonperforming assets to total assets	2.64	2.31	2.75	3.46
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	3.43	2.36	2.70	3.88

Per Share Common Stock
Net income (loss) diluted-GAAP basis	$0.00	$0.02	$0.02	$0.00	$0.04
Net income (loss) basic-GAAP basis	0.00	0.02	0.02	0.00	0.04

Cash dividends declared	-	-	-	-	-
Book value per share common	1.30	1.29	1.31	1.33

Average Balances
Total assets	$2,126,186	$2,085,466	$2,054,856	$2,083,858
Less: Intangible assets	2,184	2,392	2,605	2,816
Total average tangible assets	$2,124,002	$2,083,074	$2,052,251	$2,081,042

Total equity	$166,874	$163,857	$165,845	$166,342
Less: Intangible assets	2,184	2,392	2,605	2,816
Total average tangible equity	$164,690	$161,465	$163,240	$163,526

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.

September 30,

	March 31,	December 31,	March 31,
SECURITIES	2012	2011	2011
Mortgage-backed	$8,994.00	$13,913.00
U.S. Treasury and U.S. Government Agencies	$1,718	$1,724	$4,208
Mortgage-backed	571,738	645,471	505,784
Obligations of states and political subdivisions	1,159	1,167	1,412
Other securities	0	0	2,746
Securities Available for Sale	574,615	648,362	514,150

Mortgage-backed	10,640	12,315	17,122
Obligations of states and political subdivisions	6,661	6,662	7,713
Other securities	1,500	1,000	1,000
Securities Held for Investment	18,801	19,977	25,835
Total Securities	$593,416	$668,339	$539,985

	March 31,	December 31,	March 31,
LOANS	2012	2011	2011
Construction and land development	$54,018	$49,184	$75,718
Real estate mortgage	1,056,823	1,054,599	1,047,473
Installment loans to individuals	50,789	50,611	50,364
Commercial and financial	54,561	53,105	51,520
Other loans	201	575	308
Total Loans	$1,216,392	$1,208,074	$1,225,383

AVERAGE BALANCES, YIELDS AND RATES (1) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2012		2011
	First Quarter		Fourth Quarter		First Quarter
	Average	Yield/	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$620,666	2.79%	$614,939	2.93%	$468,489	3.14%
Nontaxable	2,223	6.48	2,591	4.17	3,921	7.45
Total Securities	622,889	2.81	617,530	2.93	472,410	3.17

Federal funds sold and other investments	179,337	0.49	147,017	0.52	216,906	0.44

Loans, net	1,213,796	4.91	1,210,028	5.05	1,236,274	5.33

Total Earning Assets	2,016,022	3.87	1,974,575	4.04	1,925,590	4.26

Allowance for loan losses	(25,104)		(27,689)		(37,254)
Cash and due from banks	36,513		35,312		30,122
Premises and equipment	34,237		34,517		35,936
Other assets	64,518		68,751		75,651

	$2,126,186		$2,085,466		$2,030,045

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW (2)	$432,515	0.17%	$422,480	0.20%	$386,437	0.25%
Savings deposits	140,941	0.11	131,554	0.11	116,896	0.11
Money market accounts (2)	327,071	0.28	325,111	0.34	306,562	0.43
Time deposits	443,538	1.36	475,666	1.52	534,401	1.78
Federal funds purchased and other short term borrowings	147,413	0.23	127,956	0.22	93,279	0.28
Other borrowings	103,610	2.61	103,610	2.50	103,610	2.77

Total Interest-Bearing Liabilities	1,595,088	0.68	1,586,377	0.77	1,541,185	0.98

Demand deposits (noninterest-bearing)	355,362		326,215		312,310
Other liabilities	8,862		9,017		11,402
Total Liabilities	1,959,312		1,921,609		1,864,897

Shareholders' equity	166,874		163,857		165,148

	$2,126,186		$2,085,466		$2,030,045

Interest expense as a % of earning assets		0.54%		0.62%		0.78%
Net interest income as a % of earning assets		3.33		3.42		3.48

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.
(2)	Certain reclassifications have been made to prior years' presentations to conform to the current year presentation.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2012	2011
(Dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Customer Relationship Funding (Period End)
Demand deposits (noninterest bearing)	$394,532	$328,356	$324,256	$321,876	$324,879
NOW accounts	436,712	469,631	391,318	385,640	396,369
Money market accounts	330,409	319,152	327,654	320,510	310,942
Savings savings accounts	148,068	133,578	128,543	125,221	120,819
Time certificates of deposit	427,738	468,024	489,503	528,214	533,201
Total Deposits	1,737,459	1,718,741	1,661,274	1,681,461	1,686,210

Sweep repurchase agreements	149,316	136,252	106,562	102,827	115,185
Total core customer funding (1)	1,459,037	1,386,969	1,278,333	1,256,074	1,268,194

(1)	Total deposits and sweep repurchase agreements, excluding certificates of deposits.

QUARTERLY TRENDS - LOANS AT END OF PERIOD (Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2011				2012
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Construction and land development
Residential
Condominiums	$0.5	$-	$-	-	$-
Townhomes	-	-	-	-	-
Single family residences	-	-	-	-	-
Single family land and lots	6.6	6.5	6.4	6.2	6.0
Multifamily	6.1	5.7	5.5	5.1	4.9
	13.2	12.2	11.9	11.3	10.9
Commercial
Office buildings	-	-	-	0.2	0.3
Retail trade	-	-	-	-	-
Land	33.9	10.3	10.2	9.3	9.2
Industrial	-	-	-	-	-
Healthcare	-	-	-	-	-
Churches and educational facilities	-	-	-	0.1	0.3
Lodging	-	-	-	-	-
Convenience stores	0.5	0.6	0.6	1.7	1.4
Marina	-	-	-	-	-
Other	-	-	-	-	-
	34.4	10.9	10.8	11.3	11.2
Individuals
Lot loans	20.8	19.4	18.6	17.9	18.4
Construction	7.3	6.7	6.4	8.7	13.5
	28.1	26.1	25.0	26.6	31.9
Total construction and land development	75.7	49.2	47.7	49.2	54.0

Real estate mortgages
Residential real estate
Adjustable	308.6	314.3	324.4	334.1	341.6
Fixed rate	86.6	88.8	92.8	97.0	96.2
Home equity mortgages	67.7	63.1	63.6	60.2	59.5
Home equity lines	57.4	56.9	55.1	54.9	53.0
	520.3	523.1	535.9	546.2	550.3
Commercial real estate
Office buildings	121.3	120.0	122.0	119.6	118.0
Retail trade	150.6	149.6	146.1	140.6	139.3
Industrial	76.3	68.5	72.5	70.7	70.0
Healthcare	26.6	26.3	29.6	38.8	40.2
Churches and educational facilities	28.6	28.2	27.8	27.4	27.0
Recreation	2.8	2.8	2.7	3.2	3.1
Multifamily	14.2	16.8	15.4	9.4	8.8
Mobile home parks	2.5	2.4	2.2	2.2	2.1
Lodging	21.7	20.0	19.8	19.6	19.4
Restaurant	4.2	4.3	4.3	4.7	4.6
Agricultural	9.2	9.2	8.9	8.8	7.6
Convenience stores	20.1	20.0	19.8	15.1	15.5
Marina	21.7	21.5	21.4	21.3	21.6
Other	27.4	27.3	26.9	27.0	29.3
	527.2	516.9	519.4	508.4	506.5
Total real estate mortgages	1,047.5	1,040.0	1,055.3	1,054.6	1,056.8

Commercial & financial	51.5	48.0	53.5	53.1	54.6

Installment loans to individuals
Automobile and trucks	10.1	9.5	9.2	8.7	8.2
Marine loans	19.4	20.2	21.6	19.9	21.1
Other	20.9	21.6	20.9	22.0	21.5
	50.4	51.3	51.7	50.6	50.8

Other	0.3	0.4	0.3	0.6	0.2
	$1,225.4	$1,188.9	$1,208.5	1,208.1	1,216.4

QUARTERLY TRENDS - INCREASE (DECREASE) IN LOANS BY QUARTER (Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2011				2012
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Construction and land development
Residential
Condominiums	$(0.4)	$(0.5)	$-	$-	$-
Townhomes	-	-	-	-	-
Single family residences	-	-	-	-	-
Single family land and lots	(0.4)	(0.1)	(0.1)	(0.2)	(0.2)
Multifamily	-	(0.4)	(0.2)	(0.4)	(0.2)
	(0.8)	(1.0)	(0.3)	(0.6)	(0.4)
Commercial
Office buildings	-	-	-	0.2	0.1
Retail trade	-	-	-	-	-
Land	0.3	(23.6)	(0.1)	(0.9)	(0.1)
Industrial	-	-	-	-	-
Healthcare	-	-	-	-	-
Churches and educational facilities	-	-	-	0.1	0.2
Lodging	-	-	-	-	-
Convenience stores	0.3	0.1	-	1.1	(0.3)
Marina	-	-	-	-	-
Other	-	-	-	-	-
	0.6	(23.5)	(0.1)	0.5	(0.1)
Individuals
Lot loans	(3.6)	(1.4)	(0.8)	(0.7)	0.5
Construction	0.2	(0.6)	(0.3)	2.3	4.8
	(3.4)	(2.0)	(1.1)	1.6	5.3
Total construction and land development	(3.6)	(26.5)	(1.5)	1.5	4.8

Real estate mortgages
Residential real estate
Adjustable	5.3	5.7	10.1	9.7	7.5
Fixed rate	4.0	2.2	4.0	4.2	(0.8)
Home equity mortgages	(5.7)	(4.6)	0.5	(3.4)	(0.7)
Home equity lines	(0.3)	(0.5)	(1.8)	(0.2)	(1.9)
	3.3	2.8	12.8	10.3	4.1
Commercial real estate
Office buildings	(0.7)	(1.3)	2.0	(2.4)	(1.6)
Retail trade	(0.9)	(1.0)	(3.5)	(5.5)	(1.3)
Industrial	(1.7)	(7.8)	4.0	(1.8)	(0.7)
Healthcare	(3.4)	(0.3)	3.3	9.2	1.4
Churches and educational facilities	(0.2)	(0.4)	(0.4)	(0.4)	(0.4)
Recreation	(0.1)	-	(0.1)	0.5	(0.1)
Multifamily	(8.2)	2.6	(1.4)	(6.0)	(0.6)
Mobile home parks	-	(0.1)	(0.2)	-	(0.1)
Lodging	(0.2)	(1.7)	(0.2)	(0.2)	(0.2)
Restaurant	(0.3)	0.1	-	0.4	(0.1)
Agricultural	(1.4)	-	(0.3)	(0.1)	(1.2)
Convenience stores	1.5	(0.1)	(0.2)	(4.7)	0.4
Marina	(0.2)	(0.2)	(0.1)	(0.1)	0.3
Other	(0.6)	(0.1)	(0.4)	0.1	2.3
	(16.4)	(10.3)	2.5	(11.0)	(1.9)
Total real estate mortgages	(13.1)	(7.5)	15.3	(0.7)	2.2

Commercial & financial	2.7	(3.5)	5.5	(0.4)	1.5

Installment loans to individuals
Automobile and trucks	(0.8)	(0.6)	(0.3)	(0.5)	(0.5)
Marine loans	(0.4)	0.8	1.4	(1.7)	1.2
Other	-	0.7	(0.7)	1.1	(0.5)
	(1.2)	0.9	0.4	(1.1)	0.2

Other	-	0.1	(0.1)	0.3	(0.4)
	$(15.2)	$(36.5)	$19.6	$(0.4)	$8.3